UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (864) 448-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2025, upon recommendation by the Corporate Governance and Nominating Committee of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”), the Board increased the size of the Board from eight members to nine members and appointed Julie Booth as a new member of the Board, effective immediately. In addition to her appointment to the Board, Ms. Booth was also appointed to serve on the Audit Committee of the Board. She will stand for re-election to the Board at the Company’s upcoming 2025 Annual Meeting of Stockholders. Ms. Booth will be eligible to receive compensation for her service as a non-employee director consistent with that of the Company’s other non-employee directors (pro-rated for a partial year of service). The Board has determined that Ms. Booth is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules. There are no arrangements or understandings between Ms. Booth and any other person pursuant to which Ms. Booth was selected as a director, and there are no transactions between Ms. Booth and the Company that would be reportable under Item 404(a) of Regulation S-K.

Ms. Booth, 56, currently serves as interim CFO of a pharmaceutical startup company based in Michigan. Previously, Ms. Booth spent two decades at Rocket Companies (NYSE: RKT) ("Rocket"), the Detroit-based fintech platform company with mortgage, real estate, and personal finance businesses, including 14 years as Chief Financial Officer and Treasurer, where she successfully led the company through its IPO in 2020, and prior to that as VP of Finance and Director of Internal Audit. Before joining Rocket, Ms. Booth spent 13 years in the audit group of Ernst & Young, working with a range of private and public clients. Additionally, she has served on a number of Boards in the non-profit sector, including serving as Board Chair for Make-A-Wish Michigan and Chair for the Mortgage Bankers Association’s Financial Management Committee.

A copy of the Company’s press release announcing the appointment of Ms. Booth to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Regional Management Corp., dated March 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	March 13, 2025	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial and Administrative Officer